UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 3, 2010

Date of Report (date of earliest event reported)

Cubic Corporation

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	1-8931 (Commission File No.)	95-1678055 (I.R.S. Employer Identification No.)

9333 Balboa Avenue San Diego, California (Address of principal executive offices)		92123 (Zip Code)

Registrant’s telephone number, including area code: (858) 277-6780

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01   Entry into a Material Definitive Agreement.

On May 3, 2010, the Board of Directors of the Registrant adopted a form of indemnity agreement (the “Indemnity Agreement”) to be entered into between the Registrant and each of its directors and executive officers, certain other officers and the presidents of the Registrant’s three main business units (each, an “Indemnitee”).

The Indemnity Agreement obligates the Registrant to indemnify the Indemnitee to the fullest extent authorized or permitted by the Registrant’s bylaws, certificate of incorporation and the Delaware General Corporation Law with respect to litigation arising out of the Indemnitee’s service to the Registrant or to any other entity to which the Indemnitee provides services at the Registrant’s request, subject to certain exclusions and procedures set forth in the Indemnity Agreement. The Indemnity Agreement also requires the Registrant to advance expenses incurred by the Indemnitee in connection with any such litigation, subject to repayment by the Indemnitee if it is ultimately determined that the Indemnitee is not entitled to be indemnified by the Registrant.

The form of the Indemnity Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The above description of the terms of the Indemnity Agreement is qualified in its entirety by reference to such exhibit.

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the adoption of the form of Indemnity Agreement is incorporated herein by reference.

Item 9.01(d).  Exhibits

Exhibits:

10.1         Form of Indemnity Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 6, 2010	CUBIC CORPORATION

		By:	/s/ William L. Hoese
		Name:	William L. Hoese
		Title:	General Counsel